ASSUMPTION AGREEMENT

       This ASSUMPTION AGREEMENT is effective the 17th day of September, 2002 (the "Effective Date"), among GLOBAL CASINOS, INC., a Utah corporation (hereinafter, "Borrower"), CASINOS U.S.A., INC., a Colorado corporation (hereinafter, "Casinos"), and ASTRAEA INVESTMENT MANAGEMENT L.P., as Trustee (hereinafter, "Note Holder").

W I T N E S S E T H

       WHEREAS, Borrower executed a Secured Convertible Promissory Note dated May 11, 1994, payable to Note Holder in the original principal amount of SEVEN HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($750,000.00), plus interest (the "Global Note"), reference to which is here made; and

       WHEREAS, the Global Note has been amended by a letter agreement dated July 31, 1996, and by an Agreement and Amendment to Promissory Note between the Borrower and the Note Holder effective as of the Effective Date, reference to which is here made; and

       WHEREAS, effective as of the Effective Date, the Borrower and Casinos have entered into an Agreement and Amendment to Promissory Note regarding a promissory note in the original principal amount of $249,418.48 and an Agreement and Amendment to Promissory Note regarding a promissory note in the original principal amount of $783,103.56, reference to which is here made, and which provide for restructuring of such Promissory Notes for more favorable terms to Casinos; and

       WHEREAS, the parties have agreed the payment obligations under the Global Note of the Borrower shall be assumed by Casinos subject to Casinos providing additional security for the payment obligations under the Global Note and Borrower remaining liable to Note Holder on the Global Note pursuant to a Stock Pledge Agreement effective as of the Effective Date, reference to which is made (the "Stock Pledge Agreement"), but otherwise without recourse to Borrower;

       NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.

Assumption of Payment Obligation. Global assigns to Casinos, and Casinos hereby assumes, all obligations to make payment due and owing or hereafter arising under the Global Note, including the obligation to pay attorneys' fees and costs in the event of a default in such payments. Casinos agrees to indemnify, defend and hold harmless Global from any further liability under the Global Note except as provided for in paragraph 2 below. As part of this assignment and assumption, Borrower expressly waives presently existing defenses, if any, to the obligation to make the payments under the Global Note. and Casinos consents to such waiver and assumes the Global Note subject to such waiver.

2.

Continuing Obligations of Borrower/Limitations of Liability of Global. The foregoing assignment and assumption by Casinos shall not operate to release Borrower or any other person or entity from any liabilities, duties, obligations, or responsibilities set forth in the Global Note; provided, however, that in the event of a default of the Global Note, Borrower's liability and Note Holder's sole recourse against Borrower shall be limited to Note Holder's rights to the Collateral as that term is used in Paragraph 14 of the Stock Pledge Agreement.

3.

Security Agreement of Casinos. Casino grants to Note Holder a security interest in and to all properties and assets of Casinos, as more particularly provided in the Security Agreement effective as of the Effective Date.

4.

Waivers. Borrower and Casinos hereby acknowledge, agree, and warrant that (i) there are no rights of offset or defenses of any kind, whether legal, equitable, or otherwise, which would enable either to avoid or delay timely performance of their obligations under the Global Note, and (ii) there are no claims of any kind or nature against the Collateral (as defined and described in the Security Agreement and Stock Pledge Agreement), except as have been disclosed in writing to the Note Holder.

5.	Consent. Subject to the terms and conditions set forth herein, the Note Holder does hereby agree and consent to the assignment and assumption described herein.
6.	Counterparts. This Assumption Agreement may be executed in multiple counterparts, which collectively constitute one instrument.

        EXECUTED on this __ day of September, 2002, to be effective as of the Effective Date set forth in the first paragraph of this Assumption Agreement.

GLOBAL CASINOS, INC., a Utah corporation	ASTRAEA INVESTMENT MANAGEMENT L.P., Trustee
By: /s/ Frank L. Jennings Printed Name: Frank L. Jennings Title: President	By: /s/ Bruce Leadbetter Printed Name: Bruce Leadbetter Title: CEO
CASINOS U.S.A., INC. a Colorado corporation
By: /s/ Frank L. Jennings Printed Name: Frank L. Jennings Title: President